UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2004 (September 10, 2004)

HARKEN ENERGY CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 10, 2004, International Business Associates Holding Co., Ltd., a British Virgin Islands company (“IBA Holding Co.”), a wholly-owned subsidiary of Harken Energy Corporation (the “Company”), entered into a series of definitive agreements with International Business Associates, Ltd., a company organized under the laws of the Turks and Caicos Islands (“IBA”) and IBA’s founders, John Kean, Jr. and Stanley J. Brownell. IBA is a start-up energy company that will focus primarily on opportunities created by the recent deregulation of the energy markets in Eastern Europe. Pursuant to the agreements, the Company, through IBA Holding Co., will invest $12.5 million of cash in IBA in exchange for 12,500 shares of IBA’s Series A Redeemable Preferred Stock, US$0.01 par value per share, at a purchase price of $1,000 per share together with a Warrant to purchase 24 shares of IBA’s ordinary shares, US$1.00 par value per share, at a purchase price of US$1.00 per share. Upon exercise of the Warrant, IBA Holding Co. will own 48% of IBA’s outstanding ordinary shares. Until the Series A Preferred Stock is redeemed in full, IBA Holding Co. will control IBA’s board of directors by nominating a majority of the members of IBA’s board of directors. A full description of the terms and conditions of the transaction is set forth in the Series A Redeemable Preferred Stock Subscription Agreement, International Business Associates, Ltd. Ordinary Share Purchase Warrant and the Stockholders’ Agreement filed as Exhibits 10.1, 10.2 and 10.3 respectively with this current report.

Due to IBA’s start up status there are no historical IBA financial statements and, as a result, no pro forma financial statements have been prepared.

The announcement is contained in a press release from the Company which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.1	Series A Redeemable Preferred Stock Subscription Agreement

10.2	International Business Associates, Ltd. Ordinary Share Purchase Warrant

10.3	Stockholders’ Agreement

99.1	Harken Energy Corporation Press Release announcing transaction dated September 13, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation
(Registrant)

Date: September 14, 2004	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel

List of Exhibits

Exhibit Number	Description
10.1	Series A Redeemable Preferred Stock Subscription Agreement

10.2	International Business Associates, Ltd. Ordinary Share Purchase Warrant

10.3	Stockholders’ Agreement

99.1	Harken Energy Corporation Press Release announcing transaction dated September 13, 2004